UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

       On May 28, 2009, at the Company’s 2009 Annual Meeting of Stockholders, the Company’s stockholders:

  Re-elected the eight directors nominated and named in the Company’s proxy statement for the 2009 Annual Meeting of Stockholders, all of whom were then serving as directors of the Company;
  Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2009; and
  Approved the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 20 million shares to 50 million shares.

On June 8, 2009, the Company issued a press release announcing that the Board of Directors had approved a $50 million stock repurchase program.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.		Financial Statements and Exhibits.

	(d)	Exhibits.

		Exhibit No.	Description
		99.1	Press release, dated June 8, 2009, entitled “Deckers Outdoor Corporation Announces Annual Stockholder Meeting Highlights and Stock Repurchase Program”

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date:	June 8, 2009	/s/ Zohar Ziv
Zohar Ziv
Chief Operating Officer